Exhibit 10.1

                                   AGREEMENT

         THIS AGREEMENT is made between Candie's, Inc., a Delaware corporation ("Candie's" or the "Company") and Richard G. Danderline ("Danderline"), an individual, (together, the "Parties") and is effective as of January 27, 2005.

         WHEREAS, Danderline has served as the Executive Vice President, Finance and Operations since June 2000; and

         WHEREAS, Danderline has resigned from his full-time position as Executive Vice President, Finance and Operations, as of December 31, 2004, but has agreed to continue to work for the Company part-time through June 30, 2005, upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the Parties agree as follows:

     1. Part-Time Services; Term. (a) Danderline agrees that he will continue to work for the Company on a part-time basis as the Vice President of Finance, rendering services similar to those as he did while employed on a full-time basis as Executive Vice President, Finance and Operations, through June 30, 2005 (the "Term"). It is understood and agreed that Danderline, while employed under this agreement as the Vice President of Finance, shall be the Company's chief financial and accounting officer until such time as the Company hires a replacement financial executive to assume these functions.

     (b) Danderline agrees to work such days or portions of days as may be requested by the Company from time to time, but in no event more than one full day a week in the Company's offices, and the equivalent of one additional day a week from a remote location. The Company may, at any time and from time to time, reduce Danderline's hours in its discretion.

     (c) Danderline agrees that as Vice President of Finance, if so requested by the Company, he will certify and execute the financial statements of the Company for the year ended December 31, 2004, throughout which period he served as the Executive Vice President, Finance and Operations and was the Company's chief accounting and financial officer.

     2. Compensation. The Company will compensate Danderline on a pro-rata basis for the days or partial days worked per week at a rate of $225,000, which was his salary at the time of his resignation from his full-time position. It is understood and agreed that consistent with the terms of the agreements governing the previous grants by the Company to Danderline of options to purchase shares of common stock of the Company, any unexercised options will expire 90 days after the end of the Term.

     3. Indemnification. (a) The Company hereby agrees to hold Danderline harmless and indemnify him to the full extent as set forth in the Company's By-Laws against any and all judgments, fines, penalties, obligations, liabilities or amounts paid in settlement, and expenses, including fees of legal counsel, actually and reasonably incurred by him or on his behalf by reason of the fact that he (i) is or was an officer or employee of the Company, or (ii) while serving as an officer or employee of the Company at any time becomes, or is threatened to be made, a party, witness or other participant, of any dispute or litigation, so long as Danderline acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company and is at no time found to have acted in a manner that was grossly negligent or reckless or been engaged in willful misconduct.

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     (b) The  Company  shall  not be  liable  to  indemnify  Danderline  for any settlement of any action effected without the Company's party's prior written consent to any such settlement, which consent shall not be unreasonably withheld.

     (c) Legal counsel as used in this Agreement, shall mean a law firm or member of a law firm selected by the Company and approved by Danderline (which approval shall not be unreasonably withheld).

     4. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Delaware. The Parties agree that in the event of any dispute hereunder they will submit themselves to the exclusive jurisdiction of the courts sitting within the City of New York.

     5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives.

     6. Entire Agreement. This Agreement represents the entire agreement between the Parties hereto, and there are no other agreements, contracts or understandings between the Parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein.

     7.  Amendment  and  Termination.   No  amendment,   modification,   waiver,
termination or cancellation of this Agreement shall be effective for any purpose unless set forth in writing signed by both Parties hereto.

     8. Survival of Rights. The rights conferred on Danderline by this Agreement shall continue after he has ceased to be an employee to the Company and shall inure to the benefit of his heirs, executors and administrators.

     9. Counterpart Signatures. This Agreement may be executed in one or more counterparts, each of which shall for all purposes e deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the Party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

     10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be addressed to the Company, or Danderline, as applicable, at the address shown on the signature page to this Agreement or as either Party may designate for itself and provide to the other Party in writing. Faxes and e-mails that have indicia of confirmation of receipt are sufficient notice hereunder.


CANDIE'S  INC.                              RICHARD G. DANDERLINE

/s/ Neil Cole                               /s/ Richard G. Danderline
------------------------                    --------------------------------
By:      Neil Cole                          An Individual
Its:     Chief Executive Officer